Exhibit No. 10.1

Schedule of Officers – Form of Change in Control Agreement

Set forth below is a list of Officers who have entered into the form of Change in Control Agreement with Armstrong World Industries, Inc. filed as Exhibit 10.1 to the Current Report on Form 8-K filed on July 6, 2010:

Victor D. Grizzle

Mark A. Hershey

Thomas M. Kane

Donald R. Maier

Thomas B. Mangas

Stephen F. McNamara

Stephen H. Poole

Frank J. Ready